CVC TO ACQUIRE SAMSONITE CORPORATION IN $1.7 BILLION ALL-CASH TRANSACTION

All-Cash Deal to Buy World’s Leading Travel Lifestyle Brand for $1.49 Per Share

Mansfield, Massachusetts, July 5, 2007 – Samsonite Corporation (OTC Bulletin Board: SAMC.OB), one of the world’s largest designers, manufacturers , distributors and marketers of luggage, casual bags, business cases and travel-related products today announced that it has entered into a definitive merger agreement to be acquired by funds managed and advised by CVC Capital Partners (“CVC”), a leading global private equity firm. The all-cash transaction is valued at approximately $1.7 billion, including the assumption of debt.

Under the terms of the agreement, CVC will acquire all of the outstanding common stock of Samsonite for $1.49 per share in cash.

The transaction was unanimously approved by the Board of Directors of Samsonite.

Entities controlled by Ares Management LLC, Bain Capital Partners, LLC and Teachers’ Private Capital, the private investment arm of Ontario Teachers’ Pension Plan, (“Principal Shareholders”) who collectively own approximately 85% of Samsonite’s common stock, have agreed to approve the transaction and have entered into a written consent and voting agreement with CVC in this regard. The written consent and voting agreement provides, among other things, that the Principal Shareholders will deliver written consents approving the merger.

The transaction is expected to close during the fourth quarter of 2007 and is subject to customary closing conditions, including regulatory review in the US and Europe. CVC has received certain funds debt financing commitments from third-party financing sources and, accordingly, closing is not subject to the receipt of financing.

Marcello Bottoli, CEO of Samsonite, said: “We believe that this transaction delivers excellent value to all our shareholders. I am excited to continue our successful journey to create the world's leading travel lifestyle brand together with CVC Capital Partners.”

A representative for the Principal Shareholders commented: “Ares Management LLC, Bain Capital and Ontario Teachers’ Pension Plan would like to thank Marcello Bottoli, the rest of the management team and the employees of Samsonite for their significant efforts during our ownership period in transforming the company into the world's leading premium, global travel brand. We wish Samsonite and its new owners continued success.”

Hardy McLain and Luigi Lanari of CVC stated, “CVC Capital Partners is delighted to have reached agreement to acquire Samsonite, the world’s leading travel lifestyle brand. We look forward to working with Marcello Bottoli and his team to realise the full potential of the brand. China and India present particularly interesting opportunities for growth.”

Merrill Lynch International acted as financial advisor and Skadden, Arps, Slate, Meagher & Flom (UK) LLP acted as legal advisor to Samsonite in connection with the transaction. Kirkland & Ellis LLP acted as legal advisor to the Principal Shareholders in connection with the transaction. UBS and Lehman Brothers Inc. acted as financial advisors and Paul, Weiss, Rifkind, Wharton & Garrison LLP and SJ Berwin LLP acted as legal advisors to CVC.

This press release and the related Agreement and Plan of Merger will be filed with the US Securities and Exchange Commission pursuant to the requirements of US Securities Laws.

About Samsonite

Samsonite is one of the world’s largest manufacturers and distributors of luggage and markets luggage, casual bags, business cases and travel-related products under brands such as SAMSONITE® Black Label, LAMBERTSON TRUEX®, SAMSONITE®, AMERICAN TOURISTER®, LACOSTE® and TIMBERLAND®.

About CVC Capital Partners

CVC Capital Partners ("CVC") is a leading global private equity and investment advisory firm founded in 1981, with a network of 18 Offices and 160 employees throughout Europe, Asia and the United States. CVC is currently investing from CVC Fund IV, CVC Asia II and CVC Tandem Fund with an aggregate of $15bn in equity capital. The CVC team’s local knowledge and extensive contacts underpin a 25-year proven track record of investment success. CVC has the ability to bring an enormous amount of cross-border resource together quickly to focus on winning transactions. The current European portfolio totals 36 investments and includes: Formula One, the world's leading motorsport rights management business; AA/Saga, a leading affinity brand business; Cortefiel, one of the largest specialised clothing retailers in Spain; Debenhams, Britain's leading department store group; and Seat Pagine Gialle, the leading directories business in Italy. The current Asian portfolio totals 10 investments and includes PBL Media, Australia's largest diversified media group (including Channel Nine and NineMSN) and DCA, Australia's leading healthcare company.

About Ares Management

Ares Management is a private alternative investment firm with approximately $15 billion of committed capital under management. Founded in 1997, Ares Management specializes in managing assets in both the private equity and leveraged finance markets. Ares Management’s private equity activities are conducted through the Ares Corporate Opportunities Funds (‘‘ACOF’’). ACOF’s retail and consumer product portfolio companies include General Nutrition Centers, Inc., Maidenform Brands, Inc., National Bedding Co. (Serta) and Orchard Supply Hardware Stores Corp. Ares Management’s leveraged finance activities in the U.S. and Europe are conducted through its capital market group and its management of Ares Capital Corporation (NASDAQ: ARCC), a publicly traded business development corporation. The firm has over 170 employees and offices in Los Angeles, New York and London.

About Bain Capital Partners

Bain Capital is a global private investment firm and manages various capital funds including private equity, high-yield investments, mezzanine capital and public equity with approximately $50 billion in assets under management. Since its inception in

1984, Bain Capital has made private equity investments and add-on acquisitions in over 240 companies around the world, including such leading retailers and consumer companies as Toys “R” Us, Michaels, Burger King, Warner Music Group, Burlington Coat Factory, Dunkin’ Brands, Dollarama and Staples. Headquartered in Boston, Bain Capital has offices in London, New York, Munich, Hong Kong, Shanghai, and Tokyo.

About Ontario Teachers’ Pension Plan

With more than $16 billion in assets, Teachers’ Private Capital is one of North America’s largest private investors, providing equity and mezzanine debt capital for large and mid-sized companies, venture capital for developing industries, and financing for a growing portfolio of infrastructure and timberland assets worldwide. It has completed a number of major retail and consumer product transactions, including General Nutrition Centers, Shoppers Drug Mart Corporation, Easton-Bell Sports, National Bedding Co. (Serta) and Doane Pet Care. Other notable private investments include Yellow Pages Group, Maple Leaf Sports & Entertainment and Alliance Laundry Holdings. The CDN$106 billion Ontario Teachers’ Pension Plan is the largest single-profession pension plan in Canada. It is an independent corporation responsible for investing the fund and administering the pensions of Ontario’s 271,000 active and retired teachers.

For additional information contact:

MEDIA CONTACTS

CVC Capital Partners

Brunswick Group LLC

Melissa Daly

Tel: +1 212 333 3810

Brunswick Group LLP

James Olley / Sophie Brand

Tel: + 44 207 404 5959

Samsonite Corporation

Gavin Anderson & Company

Cristina Loggia

Tel: +44 207 554 1449

cloggia@gavinanderson.co.uk

Richard Brett

Director of Global Communications

Tel: +44 208 564 4243

richard.brett@samsonite.com

INVESTOR CONTACTS

Sarah Merefield

Director of Investor Relations and Strategic Planning

Tel: +44 208 564 4205

sarah.merefield@samsonite.com

Statements in this release that are not historical are forward-looking statements. These statements are based on management’s current beliefs and expectations. The forward-looking statements in this release are subject to uncertainty and changes in circumstances and involve risks and uncertainties that may affect the company’s operations, markets, products, services, prices and other factors as discussed in the Samsonite’s filings with the U.S. Securities and Exchange Commission. Significant risks and uncertainties may relate to, but are not limited to, financial, economic, competitive, environmental, political, legal, regulatory and technological factors. In addition, the completion of any transactions described in this release is subject to a number of uncertainties and to negotiation and execution of definitive agreements among the parties and closing will be subject to approvals and other customary conditions. Accordingly, there can be no assurance that such transactions will be completed or that the company’s expectations will be realized. The company assumes no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by applicable laws.

Additional Information and Where to Find It

This communication is being made in respect of the proposed merger transaction involving Samsonite and CVC. In connection with the proposed transaction, Samsonite will prepare the information statement for the stockholders of Samsonite describing the merger transaction. Samsonite will be filing other documents with the SEC as well. Investors are urged to read the information statement regarding the proposed transaction and any other relevant documents carefully in their entirety when they become available because they will contain important information about the proposed transaction. The final information statement will be mailed to Samsonite's stockholders. The information statement and other documents will be available free of charge at the SEC's internet site (http://www.sec.gov).

Samsonite and its directors, officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger transaction. Information regarding Samsonite's directors and executive officers is set forth in Samsonite's proxy statements and annual reports on Form 10-K, previously filed with the SEC, and the information statement relating to the merger when it becomes available.